Exhibit 10.h

AMENDMENT
TO
THE TORO COMPANY

SUPPLEMENTAL BENEFIT PLAN

(FORMERLY KNOWN AS

THE TORO COMPANY

SUPPLEMENTAL MANAGEMENT RETIREMENT PLAN)

This Amendment is made to The Toro Company Supplemental Management Retirement Plan (herein renamed The Toro Company Supplemental Benefit Plan), as previously amended and restated effective July 27, 1998 (the “Plan”).  All defined terms shall have the meanings set forth in the Plan.  This Amendment is effective October 16, 2006, unless otherwise stated herein.  In no event will this Amendment apply to any amounts earned and vested as of December 31, 2004.  All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.                                      Section 3.3 shall be amended to read as follows:

3.3          Earnings on Amounts Credited

(a)           Amounts credited to a Participant’s Article III account shall be credited with earnings at a rate and in a manner authorized by the Committee from time to time; provided that beginning January 1, 2007, and until changed by subsequent action of the Committee, the earnings rate for all Participants (except as otherwise provided in (b) below) shall be based on a Participant’s selection from the following funds:

American Century Large Company Value
American Funds Growth Fund of America
Artisan Mid Cap
Fidelity Diversified International
ICM Small Company
JPMorgan Mid Cap Value
JPMorgan Prime Money Market Fund
STI Class Small Cap Growth
Vanguard Total Bond Index
Vanguard Institutional Index

Prior to a Change in Control the method for determining the earnings rate may be changed at any time, at the discretion of the Company.  After a Change in Control, the Trustee shall have authority to change the method for determining the earnings rate.

Notwithstanding the foregoing provisions, all current Participants shall be given a one-time election, until October 31, 2006, to:

(i)            Allocate all funds in all accounts, past and future, so that the earnings rate is based on

(ii)                                  The Toro Company Stable Return Fund Measure; or

(ii)                                  Allocate all funds in all accounts, past and future, so that the earnings is based on the rate of return from one or more of the funds provided for in (a) above.

If such a Participant does not make an election, the earnings rate applicable to all of such Participant’s accounts, past and future, shall be based on the Stable Return Fund Measure.

2.                                      The third sentence of Section 6.2, the third sentence, second paragraph, of Section 6.4 and the third sentence of Section 6.5 shall be amended as follows:

A Participant may change his or her election at any time up to one year before the date of the Participant’s retirement from the Company.

3.                                      A new Section 6.9 shall be added as follows:

6.9          Limitation on Election of Distribution Method

Effective January 1, 2008, a Participant may change his or her election of distribution method only one time after making an initial election with respect to distribution of any accounts under this Plan.

4.                                      A new Section 7.5 shall be added as follows:

7.5          Section 409A

The Plan is intended to comply with Section 409A of the Code and any official regulations or other guidance issued thereunder, to the extent Section 409A is applicable to the Plan.  Notwithstanding any other provision of the Plan, the Plan shall be interpreted, operated and administered in a manner consistent with such intention, and shall be deemed to be amended (and any deferrals and distributions thereunder shall be deemed to be modified) to the extent the Company deems necessary to comply with Section 409A and any official regulations or other guidance issued thereunder and to avoid (a) the predistribution inclusion in income of amounts deferred under the Plan and (b) the imposition of any additional tax or interest with respect thereto.

5.                                      Effective November 30, 2006, the name of the Plan is changed to “The Toro Company Supplemental Benefit Plan,” and all references to the Plan shall be modified accordingly.

*  *  *

The Company has caused this Amendment to be executed on the date indicated below.

THE TORO COMPANY

Dated:	12/19/2006	By:	/s/ J. Lawrence McIntyre
Its: Vice President, Secretary and General Counsel